PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12


                                  WATSCO, INC.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  WATSCO, INC.
     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:
 ...............................................................................

Aggregate number of securities to which transaction applies:
 ...............................................................................

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ...............................................................................

Proposed maximum aggregate value of transaction:
 ...............................................................................

Total fee paid:
 ...............................................................................

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:
 ...............................................................................

Form, Schedule or Registration Statement No.:
 ...............................................................................

Filing Party:
 ...............................................................................

Date Filed:
 ...............................................................................

                                 WATSCO, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 3, 1998
                               ----------------
To the Shareholders of Watsco, Inc.:


     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Watsco, Inc., a Florida corporation (the "Company"), will be held at 9:00 A.M., Eastern Daylight Time, on June 3, 1998, in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York 10021, for the following purposes:


     (1) To elect one member to the Company's Board of Directors to hold office until the 1999 Annual Meeting of Shareholders and to elect three members to the Company's Board of Directors to hold office until the 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and three of whom will be elected by the holders of Class B Common Stock;


     (2) To consider and act upon a proposal to ratify an amendment to the Company's Amended and Restated 1996 Qualified Employee Stock Purchase Plan;



     (3) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1998; and


     (4) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.


     The Board of Directors has fixed the close of business on April 3, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.


     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors


                                        BARRY S. LOGAN, Secretary


Coconut Grove, Florida
April 24, 1998


     THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                      1998 ANNUAL MEETING OF SHAREHOLDERS

                                      OF

                                 WATSCO, INC.


                            ----------------------
                                PROXY STATEMENT
                            ----------------------

                    DATE, TIME AND PLACE OF ANNUAL MEETING


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.50 per share (the "Common Stock"), and the Company's Class B Common Stock, par value $.50 per share (the "Class B Common Stock"), for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 9:00 A.M., Eastern Daylight Time, June 3, 1998, in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York, 10021, and at any adjournments or postponements thereof, pursuant to the enclosed Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock and Class B Common Stock on or about April 24, 1998. Shareholders should review the information provided herein in conjunction with the Company's 1997 Annual Report to Shareholders (the "1997 Annual Report") which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company's principal executive office is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.



                         INFORMATION CONCERNING PROXY


     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.


     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and telegraph. They will receive no compensation therefore in addition to their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING


     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:


     (1) To elect one member to the Company's Board of Directors to hold office until the 1999 Annual Meeting of Shareholders and to elect three members to the Company's Board of Directors to hold office until the 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified, one of whom will be elected by the holders of Common Stock and three of whom will be elected by the holders of Class B Common Stock;


     (2) To consider and act upon a proposal to ratify an amendment to the Company's Amended and Restated 1996 Qualified Employee Stock Purchase Plan;



     (3) To ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1998; and


     (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the respective nominees for director named below to be elected by the holders of Common Stock and by the holders of Class B Common Stock (see "Outstanding Voting Securities and Voting Rights"), and (b) in favor of all other proposals described in the Notice of Annual Meeting or as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.



                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


     The Board of Directors has set the close of business on April 3, 1998, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 15,438,163 shares of Common Stock and 2,163,153 shares of Class B Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of the directors of the Company (rounded up to the next whole number), which presently equates to three directors. Holders of Class B Common Stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of the directors (rounded down to the next whole number), which presently equates to six directors. See "Election of Directors."


     The attendance, in person or by proxy, of the holders of Common Stock and Class B Common Stock representing a majority of the combined voting power of the outstanding shares of such stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock and Class B Common Stock, voting as separate classes shall be elected as directors.


     The affirmative vote of a majority of votes of Common Stock and Class B Common Stock present, in person or by proxy at the Annual Meeting and voting together as a single class, is required for the approval of (i) the proposal to ratify an amendment to the Company's Amended and Restated 1996 Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"); (ii) the proposal to ratify the reappointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ended December 31, 1998; and (iii) any other matter that may be submitted to a vote of the Company's shareholders.


     As of the Record Date, the directors and executive officers of the Company and certain entities affiliated with such persons beneficially owned (i) Common Stock representing 7.2% of the outstanding shares of Common Stock, (ii) Class B Common Stock representing 79.8% of the outstanding shares of Class B Common Stock and (iii) 53.4% of the aggregated combined votes of Common Stock and Class B Common Stock entitled to be cast at the Annual Meeting. Such persons and entities have informed the Company that they intend to vote all of their shares of Common Stock and Class B Common Stock in favor of all proposals set forth in the Proxy Statement.


     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock and Class B Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. If less than a majority of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.


     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares, which are not represented at the Annual Meeting either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP


     The following table sets forth as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock by (i) each shareholder known by the Company to beneficially own more than 5% of any class of the Company's voting securities, (ii) each director of the Company who owns any such shares, (iii) each executive officer named in the Summary Compensation Table in "Executive Compensation" and (iv) all directors and executive officers as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval except for the election of directors and for such separate class votes as are required by Florida law.

                                                                                      CLASS B
                                                         COMMON STOCK             COMBINED STOCK
                                                         BENEFICIALLY              BENEFICIALLY            COMBINED
                                                           OWNED(2)                  OWNED(2)               PERCENT
NAME AND ADDRESS                                   ------------------------   -----------------------      OF VOTING
OF BENEFICIAL OWNERS(1)                               SHARES       PERCENT       SHARES      PERCENT     SECURITIES(2)
-----------------------                            ------------   ---------   -----------   ---------   --------------
Alna Capital Associates(3) .....................      160,185         1.0%     1,016,201       47.0%          27.8%
Albert H. Nahmad(4) ............................      470,972         3.0      2,042,211       73.8           48.2
Palisade Capital Management, L.L.C.(5) .........    1,272,700         8.2             --         --            3.4
Rheem Manufacturing Company(6) .................    1,446,541         9.4             --         --            3.9
T. Rowe Price and Associates, Inc.(7) ..........    1,824,400        11.8             --         --            4.9
The Kaufmann Fund, Inc.(8) .....................      874,700         5.7             --         --            2.4
Cesar L. Alvarez(9) ............................        3,375           *             --         --              *
David B. Fleeman(10) ...........................      197,544         1.3         37,917        1.8            1.6
Paul F. Manley(11) .............................       23,749           *            837          *              *
Bob L. Moss(12) ................................       41,178           *             --         --              *
Roberto Motta(13) ..............................      154,910         1.0         93,149        4.3            2.9
Ronald P. Newman(14) ...........................        5,260           *          8,189          *              *
Robert J. Novello ..............................           --          --             --         --             --
Alan H. Potamkin(15) ...........................      142,275           *         32,175        1.5            1.3
Barry S. Logan(16) .............................       57,406           *             --         --              *
Manuel J. Perez de la Mesa(17) .................       45,811           *             --         --              *
All directors and executive officers
  as a group (11 persons)(18) ..................    1,142,480         7.2%     2,214,478       79.8%          53.4%

----------------
 *  Less than 1%.
 (1) Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.
 (2) Although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of exchange or conversion rights, and the Class B Common Stock is immediately convertible into Common Stock on a one-for-one basis, the number of shares set forth opposite each shareholder's name does not include shares of Common Stock issuable upon conversion of the Company's Class B Common Stock.

 (3) Alna Capital Associates ("Alna Capital") is a New York limited partnership of which Mr. Nahmad owns a 43% interest and is the sole general partner and David B. Fleeman is a limited partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.
 (4) Includes shares indicated as beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated also includes (i) 10,451 shares directly owned; (ii) 13,074 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (the "Profit Sharing Plan"); (iii) 6,950 shares owned by Mr. Nahmad's children; and (iv) 280,312 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicated also includes
     (i) 322,282 shares directly owned; (ii) 100,000 shares owned pursuant to a Restricted Stock Agreement; and (iii) 603,728 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.
 (5) The address of Palisade Capital Management, L.L.C. is One Bridge Plaza, Suite 695, Fort Lee, NJ 07024.
 (6) The address of Rheem Manufacturing Company is 405 Lexington Avenue, 22nd Floor, New York, New York 10174.
 (7) The address of T. Rowe Price and Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.
 (8) The address of The Kaufmann Fund, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.
 (9) The number of shares of Common Stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.
(10) Excludes shares beneficially owned by Alna Capital. See footnote (3) above. The number of shares of Common Stock indicated includes (i) 17,292 shares directly owned; (ii) 135,701 shares owned by Fleeman Builders, a Florida partnership of which Mr. Fleeman is a General Partner; (iii) 29,529 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 15,022 shares owned by 3JG Trust of which Mr. Fleeman is a trustee. The number of shares of Class B Common Stock indicated includes (i) 8,860 shares directly owned and (ii) 29,057 shares owned by Fleeman Builders.
(11) The number of shares of Common Stock indicated includes (i) 832 shares directly owned and (ii) 22,917 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicates shares directly owned.
(12) The number of shares of Common Stock indicated includes (i) 18,343 shares directly owned; (ii) 5,116 shares owned by Mr. Moss's spouse; and (iii) 17,719 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.
(13) The number of shares of Common Stock indicated includes (i) 10,000 shares directly owned and (ii) 144,910 shares owned by Republic Trading, Inc. ("Republic Trading") of which Mr. Motta is a principal. The number of shares of Class B Common Stock indicated includes (i) 4,227 shares directly owned and (ii) 88,922 shares owned by Republic Trading.
(14) The number of shares of Common Stock indicated includes (i) 1,495 shares directly owned; (ii) 1,212 shares owned pursuant to the Stock Purchase Plan; and (iii) 2,553 shares owned by Mr. Newman's spouse. The number of shares of Class B Common Stock indicated represents shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan.

(15) The number of shares of Common Stock indicated includes (i) 46,950 shares directly owned; (ii) 75,200 shares owned by two trusts of which Mr. Potamkin is a trustee; (iii) 10,000 shares owned by Mr. Potamkin's spouse and (iv) 10,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B Common Stock indicates shares directly owned.
(16) The number of shares of Common Stock indicated includes (i) 300 shares directly owned; (ii) 22,500 shares owned pursuant to Restricted Stock Agreements; (iii) 1,914 shares owned pursuant to the Stock Purchase Plan;
     (iv) 442 shares owned pursuant to the Profit Sharing Plan; and (v) 22,500 and 9,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 1983 Executive Stock Option Plan and 1991 Plan, respectively.
(17) The number of shares of Common Stock indicated includes (i) 22,500 shares owned pursuant to Restricted Stock Agreements; (ii) 2,070 shares owned pursuant to the Stock Purchase Plan; (iii) 241 shares owned pursuant to the Profit Sharing Plan and (iv) 21,000 shares of presently exercisable options granted pursuant to the 1991 Plan.
(18) Includes shares beneficially owned by directors and executive officers, as described in footnotes (4), (9), (10), (11), (12), (13), (14), (15), (16)
     and (17).


                                       I.

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Amended and Restated Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years. Upon election at the Annual Meeting, Mr. Newman will serve for a term expiring at the 1999 Annual Meeting of Shareholders and Messrs. Fleeman, Moss and Novello will serve for a term expiring at the 2001 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.


     One director is to be elected at the Annual Meeting by the holders of Common Stock voting separately as a class. Mr. Novello has been nominated as the director to be elected by the holders of Common Stock and proxies will be voted for Mr. Novello absent contrary instructions. Mr. Novello was appointed as a Director of the Company in 1998.


     Three directors are to be elected at the Annual Meeting by the holders of Class B Common Stock voting separately as a class. Mr. Fleeman, who has served as a director of the Company since 1977, Mr. Moss, who has served as a director of the Company since 1992, and Mr. Newman, who has served as a director of the Company since 1997, have been nominated as the directors to be elected by the holders of Class B Common Stock. Proxies will be voted for Messrs. Fleeman, Moss and Newman absent contrary instructions.


     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

                                  MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY


     The directors and executive officers of the Company are as follows:



NAME                            AGE    POSITION WITH THE COMPANY
----------------------------   -----   --------------------------------------
Albert H. Nahmad                57     Chairman of the Board and President

Barry S. Logan                  35     Chief Financial Officer and Secretary

Manuel J. Perez de la Mesa      41     Vice President, Operations

Cesar L. Alvarez                50     Director

David B. Fleeman                84     Director

Paul F. Manley                  61     Director

Bob L. Moss                     50     Director

Roberto Motta                   84     Director

Ronald P. Newman                51     Director

Robert J. Novello               60     Director

Alan H. Potamkin                49     Director

     ALBERT H. NAHMAD has served as Chairman of the Board and President of the Company since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is the principal voting shareholder of the Company. Mr. Nahmad also serves as a member of the Board of Directors of the Panama Canal Commission, a United States federal agency. Additionally, Mr. Nahmad is a Director of American Bankers Insurance Group, Inc. and Pediatrix Medical Group, Inc., both of which are publicly held companies.


     BARRY S. LOGAN has served as Chief Financial Officer and Secretary of the Company since 1997 and as Treasurer since 1996. From 1992 to 1996, Mr. Logan served as the Controller of the Company. Prior to joining the Company, Mr. Logan, was associated with the accounting firm of Arthur Andersen LLP from 1985 to 1992.


     MANUEL J. PEREZ DE LA MESA has served as Vice President, Operations of the Company since 1996 after having served as Vice President, Finance and Operations of Gemaire Distributors, Inc., one of the Company's primary operating subsidiaries, from 1994 to 1996. Prior to joining the Company, Mr. Perez served as Vice President, Planning & Development of Fresh Del Monte Produce N.V. and in other management capacities from 1987 to 1994. Prior to 1987, Mr. Perez served in various management capacities for RJR Nabisco, Inc. and International Business Machines Corporation from 1977 to 1987.


     CESAR L. ALVAREZ has been a director of the Company since 1997. Since 1973, Mr. Alvarez has been a lawyer with the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., where he has served as chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing Shareholder. Mr. Alvarez also serves as a director of Pediatrix Medical Group, Inc., Atlantis Plastics, Inc., FDP Corp. and Texpack, N.V.

     DAVID B. FLEEMAN has been a director of the Company since 1977. Since 1956, Mr. Fleeman has served as the Managing Partner of Fleeman Builders, a Florida general partnership engaged primarily in real estate development.

     PAUL F. MANLEY has been a director of the Company since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation, a publicly held manufacturer of electronic article surveillance systems. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

     BOB L. MOSS has been a director of the Company since 1992. Since 1986, Mr. Moss has served as Chairman of the Board and President of Centex-Rooney Enterprises, Inc., the largest general contractor in the real estate industry in the Southeastern United States, Caribbean and Bahamas.

     ROBERTO MOTTA has been a director of the Company since 1975. Mr. Motta has been engaged as a private investor in various business activities for more than five years.

     RONALD P. NEWMAN has been a director of the Company since 1997. From 1982 to 1997, Mr. Newman served as the Company's Chief Financial Officer and Secretary and, until 1996, as Treasurer.

     ROBERT J. NOVELLO has been a director of the Company since 1998. Since 1987, Mr. Novello served as Chairman of the Board of Copeland Corporation and, until 1998, also served as Copeland Corporation's Chief Executive Officer. Copeland, a subsidiary of Emerson Electric Co., is the world leader in the design and manufacture of compressors for air conditioning and commercial refrigeration systems. In addition, since 1988, Mr. Novello has served as Executive Vice President of Emerson, with group responsibility for Emerson's heating, ventilating and air conditioning components products. Mr. Novello also serves on the Board of Directors of the Air Conditioning and Refrigeration Institute, a trade assocation for the climate control industry, and as a director of Butler Manufacturing Company.

     ALAN H. POTAMKIN has been a director of the Company since 1994. Since 1970, Mr. Potamkin has served as President of Potamkin Companies, one of the nation's largest retail automobile dealers. In addition, Mr. Potamkin is an owner of various media properties and an owner of Office Depot, Inc., franchises in Eastern Europe.

     The Company's Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. Each division consists of one director to be elected by the holders of Common Stock and two directors to be elected by the holders of Class B Common Stock. The number of members comprising the Board of Directors presently is nine, three of whom are Common Stock directors and six of whom are Class B Common Stock directors. Messrs. Newman (Common Stock), Fleeman (Class B), Moss (Class
B) and Novello (Class B) serve until the 1998 Annual Meeting of Shareholders; Messrs. Manley (Common Stock) and Nahmad (Class B) serve until the 1999 Annual Meeting of Shareholders; and Messrs. Potamkin (Common Stock), Alvarez (Class B) and Motta (Class B) serve until the 2000 Annual Meeting of Shareholders. See "Election of Directors".

     There are no arrangements or understandings with respect to the selection of officers or directors. The Company pays each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburses directors for their expenses in connection with their activities as directors of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.


     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1997, except that one report was filed late by Mr. Motta in connection with the purchase of Common Stock.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     During the fiscal year ended December 31, 1997, the Company's Board of Directors took certain actions by unanimous written consent and held seven meetings. During 1997, other than Messrs. Moss, Motta and Potamkin, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.


     The Board of Directors has established four standing committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Stock Option Committee and (4) the Nominating Committee.


     Messrs. Manley and Newman are members of the Audit Committee, which held two meetings during 1997. Mr. Newman succeeded Mr. Potamkin, who served on the Audit Committee during 1997. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board of Directors the appointment of the Company's independent auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.


     Messrs. Manley and Fleeman are members of the Compensation Committee, which held two meetings during 1997. The Compensation Committee reviews and determines the compensation of the Company's officers and administers the Company's employee stock purchase plan.


     Messrs. Moss and Alvarez are members of the Stock Option Committee. The Stock Option Committee administers the Company's stock option plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof pursuant to the terms of the plans and (b) construe and interpret the Company's stock option plans.


     Messrs. Nahmad and Moss are members of the Nominating Committee. The Nominating Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees.

                            EXECUTIVE COMPENSATION


     The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for the 1997 fiscal year was $100,000 or more.


                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                      ------------------------------------------------- ---------------------------------------
                                                                                                       NUMBER
                                                                                         RESTRICTED      OF
                               FISCAL                                    OTHER ANNUAL       STOCK      STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY          BONUS         COMPENSATION(1)    AWARDS(2)   OPTIONS   COMPENSATION(3)
---------------------------    ------- ----------- ------------------- ----------------- ------------ --------- ----------------
Albert H. Nahmad                1997  $542,733       $  1,300,000(4)         --         $2,550,000   200,000        $2,250
 President and Chief            1996   524,679          1,350,000            --                 --   150,000         2,250
 Executive Officer              1995   379,633            550,000            --                 --       --          2,250

Barry S. Logan                  1997  $ 96,021       $     65,000            --         $  545,625   10,000         $2,250
 Vice President, Finance        1996    85,755             22,000            --                 --   15,000          1,733
 and Secretary                  1995    80,944             28,000            --                 --       --          1,500

Manuel J. Perez                 1997  $ 93,657       $     65,000            --         $  545,625   10,000         $2,250
 de la Mesa                     1996    91,631             65,103            --                 --   15,000          2,250
 Vice President,                1995    88,788             60,500            --                 --       --            736
 Operations

Ronald P. Newman(5)             1997  $ 92,575       $    150,000            --         $  430,938   16,875         $   --
                                1996   149,921            100,000            --                 --   22,500          2,250
                                1995   145,607             62,500            --                 --       --          2,250

----------------
(1) The officers listed in this table receive certain personal benefits; however, such additional benefits do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus for any of the years reported.

(2) Mr. Nahmad was awarded 100,000 shares of Class B Common Stock and Messrs. Logan and Perez were each awarded 22,500 shares of Common Stock. Significant restriction periods apply to these awards of restricted stock. With regard to the grants made in 1997 to Messrs. Nahmad, Logan and Perez, such restrictions, absent the individuals' death or disability or a change in control of the Company, lapse in 17 years, 27 years and 21 years, respectively. Mr. Newman's award of 17,500 shares of Common Stock was forfeited upon his resignation of employment. Individuals are entitled to receive dividends on restricted stock awards. At December 3, 1997, the aggregate value of all shares of restricted stock held by Messrs. Nahmad, Logan and Perez was $2,450,000, $555,469 and $555,469, respectively.

(3) These amounts represent the Company's contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(4) In 1997, includes incentive compensation of $850,000 for performance in 1997 and a payment of an additional bonus of $450,000 (for perfomance in years prior to 1996). These payments were made pursuant to an Incentive Plan approved by shareholders in 1996. Incentive compensation is based on certain criteria related to the Company's performance including increases in earnings per share and stock price appreciation and is paid annually during the year following the attainment and certification of the performance criteria.

(5) Mr. Newman retired from employment and resigned his position as Vice President, Finance and Secretary effective August 1, 1997.



                       OPTION GRANTS IN FISCAL YEAR 1997


     The following table sets forth certain information concerning grants of stock options made during 1997 to the Named Executive Officers. All options were granted at exercise prices equal to fair market value.

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                                  % OF                                      STOCK PRICE APPRECIATION
                               NUMBER OF     TOTAL OPTIONS                                     FOR OPTION TERM(2)
                                OPTIONS        GRANTED TO      EXERCISE PRICE   EXPIRATION ---------------------------
NAME                          GRANTED(1)   EMPLOYEES IN 1997      PER SHARE        DATE          5%           10%
----                         ------------ ------------------- ---------------- ----------- ------------- -------------
Albert H. Nahmad               200,000            35.0%       $ 22.75            3/21/07    $2,861,471    $7,251,528
Barry S. Logan                  10,000             1.8%        24.375            4/03/07       153,293       388,475
Manuel J. Perez de la Mesa      10,000             1.8%        24.375            4/03/07       153,293       388,475
Ronald P. Newman                16,875             3.0%        30.125            8/01/07       319,704       810,194

----------------
(1) Class B Common Stock as to Mr. Nahmad and Common Stock as to Messrs. Logan, Perez and Newman. Mr. Newman's option grant represents a formula grant made upon his becoming a Director of the Company.

(2) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set forth by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the market price of the common stock.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES


     The following table sets forth certain information concerning stock options exercised in 1997 and unexercised stock options held by the Company's executive officers as of December 31, 1997.

                                                                      NUMBER OF                  VALUE OF UNEXERCISED
                                 NUMBER OF                   UNEXERCISED OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                                  SHARES                           FISCAL YEAR END                 FISCAL YEAR END
                                 ACQUIRED        VALUE   ----------------------------------- ----------------------------
NAME                          ON EXERCISE(1)   REALIZED   EXERCISABLE(2)   UNEXERCISABLE(3)   EXERCISABLE   UNEXERCISABLE
----                         ---------------- ---------- ---------------- ------------------ ------------- --------------
Albert H. Nahmad                      --      $    --        884,040           183,334       $14,869,694      $862,501
Barry S. Logan                        --           --         32,250            26,250           576,054       139,974
Manuel J. Perez de la Mesa            --           --         21,000            26,500           346,853       243,979
Ronald P. Newman                  40,000      810,756         18,189            16,875           241,004            --

----------------
(1) Represents options as to 2,670 shares of Common Stock and 37,330 shares of Class B Common Stock for Mr. Newman.
(2) Represents options as to 280,312 shares of Common Stock and 603,728 shares of Class B Common Stock for Mr. Nahmad, Common Stock for Messrs. Logan and Perez and Class B Common Stock for Mr. Newman.

(3) Represents options as to Class B Common Stock for Mr. Nahmad and Common Stock for Messrs. Logan, Perez and Newman.


EMPLOYMENT AGREEMENT


     In March 1996, the Company renewed an employment agreement with Mr. Nahmad which expires January 31, 1999 and each January 31 automatically extends one year from its then expiration date unless the Compensation Committee shall have notified Mr. Nahmad to the contrary in writing prior to that date. Under the terms of the employment agreement, Mr. Nahmad shall be employed as President and Chairman of the Board of the Company at an annual salary of not less than $480,000 and will be entitled to additional compensation pursuant to an Incentive Plan.


REVERSE SPLIT DOLLAR AGREEMENT


     Messrs. Nahmad, Logan and Perez participate in reverse split dollar insurance programs which provide the Company limited interests in the insurance policies, including death benefits aggregating approximately $6.8 million plus any prepaid and unearned premiums. Under the insurance program, Messrs. Nahmad, Logan and Perez retain all incidents of ownership in excess of the Company's limited interests.


KEY EXECUTIVE DEFERRED COMPENSATION AGREEMENT


     The Company entered into a Key Executive Deferred Compensation Agreement (the "Deferred Compensation Agreement") on January 31, 1983, with Mr. Nahmad that provides benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. The minimum monthly benefit payable under the plan is based on Mr. Nahmad's length of service to age 65 and is the lesser of one-twelfth (1/12) of 10% of (i) $727,000 plus certain amounts accrued for each year of service or (ii) his maximum annual salary prior to the event triggering payment of benefits. The estimated minimum annual benefits payable to Mr. Nahmad upon retirement at age 65 and the service to the Company that will have been completed by him are $72,700 and 33 years, respectively.


                      COMMITTEES' REPORT TO SHAREHOLDERS


     The Company's executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.


     Base salary is used to attract and retain the Company's key executives and is calculated using comparisons with the Company's industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.

     Annual incentives are a significant component of executive compensation, reflecting the Company's belief that management's contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. The Company's Chief Executive Officer has an annual incentive opportunity based upon the incease in the earnings per share and stock price or, in earlier years, the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer for more than seven years, the Company links a substantial portion of the Chief Executive Officer's annual pay directly to profits. As a result of this approach, the Company's Chief Executive Officer's total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company's competitors. This philosophy is essential to an entrepreneurial business such as the Company's business. Certain other executive officers and employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.


     In 1997, the Company's pre-tax earnings from continuing operations increased to $29.8 million, up 66% from $18.0 million in 1996. The 1997 results include the operations of 12 businesses acquired during 1997 from the date of their acquisitions, which positioned the Company in additional states and substantially increased its market presence in its traditional markets. The execution of this strategy, with a combination of strong internal growth and acquisitions, has resulted in an earnings per share growth rate in excess of 30% for the period from 1991 to 1997 and has positioned the Company as the largest distributor of residential central air conditioning, heating and refrigeration equipment and related parts and supplies in the United States.


     These successful efforts of the Company's management team were led by the Company's President and Chief Executive Officer, Albert H. Nahmad. As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive and other forms of long-term compensation.


     In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance. Therefore, Mr. Nahmad received 71% of his 1997 cash compensation from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of long-term shareholder value.


     In terms of long-term compensation, management incentives generally are provided to the Company's executives through annual grants of stock options and awards of restricted stock to retain and motivate executives to improve the Company's stock value. Stock options have been granted at an exercise price equal to the closing price of the Company's Common Stock or Class B Common Stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the day prior to the date of grant. Accordingly, grants of stock options will produce value only if there are increases in the underlying stock price. In 1997, Mr. Nahmad received options to acquire 200,000 shares of the Company's Class B Common Stock at an exercise price equal to the then market value of $22.75 per share. The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least one year.

     The Company provides certain executives awards of restricted stock that are designed to focus such executives on the long-term performance of the Company for the duration of their careers. Grants of restricted stock are subject to forfeiture until certain specified dates, death, disability or a change in control. These features result in the Company's ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. During 1997, there were four employees who were granted restricted stock. During 1997, Mr. Nahmad was granted 100,000 shares of restricted Class B Common Stock.


     Decisions with regard to compensation of the Company's executives are made by the two-member Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Decisions with regard to awards of restricted stock and stock options for all employees of the Company are made by the two-member Stock Option Committee, which is called upon to meet when the need arises. Each member of the Committees is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of long-term shareholder value.


     The above Committees' Report to Shareholders of the Compensation and Stock Option Committees and the Company's Common Stock Price Performance Graph which follows shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.


     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a public company's deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company's shareholders. In March 1996, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad. The terms of the employment agreement include a provision for an Incentive Plan for Mr. Nahmad, which was approved by the shareholders of the Company at the 1996 Annual Meeting. Such Incentive Plan is intended to comply with the provisions of Section 162(m).


                             COMPENSATION AND STOCK OPTION COMMITTEES

                             COMPENSATION COMMITTEE:
                              Paul F. Manley, Chairman
                              David B. Fleeman

                             STOCK OPTION COMMITTEE:
                              Bob L. Moss, Chairman
                              Cesar L. Alvarez


April 24, 1998

                  WATSCO, INC. COMMON STOCK PRICE PERFORMANCE


     The following graph compares the cumulative total shareholder return of Watsco, Inc. Common Stock and Class B Common Stock, based on their market prices and assuming reimbursement of dividends, with (i) the S & P Small-Cap 600 Index, (ii) the AMEX Market Index and (iii) a Peer Group Index.


     The Peer Group Index is comprised of the following publicly traded companies: Hughes Supply, Inc., Noland Company and ACR Group, Inc. Two companies appearing in last year's Peer Group Index, SPX Corp. and International Comfort Products, Inc., are not included in the current Peer Group Index as these companies' operations primarily consist of manufacturing while the Company's manufacturing operations are no longer significant to its overall operations. The Company believes that this information demonstrates that the compensation earned by its executive officers compares consistently with increased shareholder value.




                                       1/1/93    12/31/93    12/31/94    12/31/95    12/31/96    12/31/97
                                       ------    --------    --------    --------    --------    --------
Watsco, Inc. Common Stock                100       107         140         230          561         482
Watsco, Inc. Class B Common Stock        100       107         141         226          540         476
Peer Group Index                         100       122         132         173          263         317
S&P Small-Cap 600                        100       119         113         147          178         224
AMEX Market Index                        100       120         109         137          146         177

     The line graph assumes that $100 was invested on January 1, 1993 in the Company's Common Stock and Class B Common Stock, the S&P Small-Cap 600 Index, the AMEX Market Index and the Peer Group Index.


     The closing price of the Company's Common Stock and Class B Common Stock was $24.6875 and $24.50, respectively, at December 31, 1997. As of the Record Date, the closing price of the Company's Common Stock and Class B Common Stock was $25.125 and $28.00 per share, respectively. The stock price performance of Watsco, Inc. Common Stock and Class B Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.



                             CERTAIN TRANSACTIONS


     Mr. Cesar L. Alvarez, a director, is the Chief Executive Officer and Managing Shareholder of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., which serves as the Company's principal outside counsel and receives customary fees for legal services. The Company currently anticipates that such arrangement will continue.


     In May 1997, Mr. Potamkin and the Company each purchased a 50% equity interest in A2 Jet Leasing LLC ("A2 Jet Leasing"), a company which performs aircraft leasing services to Mr. Potamkin and his affiliates, the Company and unaffiliated third parties. During 1997, A2 Jet Leasing had total billings to Mr. Potamkin and his affiliates and the Company of $272,350 and $213,900, respectively, for services rendered.



                                      II.

            PROPOSAL TO RATIFY AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN


     In July 1996, the Board of Directors adopted, and in June 1997 the Company's Shareholders ratified, the 1996 Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee of the Board of Directors has adopted, and is submitting to the Shareholders for approval, an amendment to the Amended and Restated 1996 Qualified Employee Stock Purchase Plan. The Stock Purchase Plan has been restated and amended to increase the amount of shares of Common Stock of the Company reserved for issuance from 200,000 to 400,000 shares.


     A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by the full text of the Stock Purchase Plan, which is available from the Company upon request.


GENERAL TERMS AND CONDITIONS


     The purpose of the Stock Purchase Plan is to encourage stock ownership in the Company by employees of the Company and those subsidiaries of the Company designated by the Compensation Committee as eligible to participate, thereby enhancing employee interest in the continued success and progress of the Company.

     The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the participants. All employees (including officers, other than Mr. Nahmad) of the Company or of those subsidiaries designated by the Compensation Committee who are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the purchase periods of the Stock Purchase Plan after completing 90 days of continuous employment. However, any participant who would own (as determined under the Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company will not be granted an option under the Stock Purchase Plan. As of the Record Date, the Company had approximately 2,400 eligible participants.

     The Stock Purchase Plan is administered by the Compensation Committee which is appointed by the Board of Directors and consists of persons who are Non-Employee Directors under Rule 16b-3 under the Exchange Act. The Stock Purchase Plan gives broad powers to the Compensation Committee to administer and interpret the Stock Purchase Plan.

     Purchase periods begin on January 1, April 1, July 1 and October 1 of each year. No later than 15 days before the commencement date of each purchase period, each participant must elect to have compensation withheld during the purchase period of a specific dollar amount of not less than $10 per payroll period for employees that are paid weekly, $20 for employees that are paid either bi-weekly or semi-monthly or a minimum $100 lump sum purchase. The percentage or amount designated may not be increased or decreased during a purchase period, but a participant can discontinue payroll deductions for the remainder of a purchase period and withdraw his or her funds entirely. As of the first day of the purchase period, a participant is granted an option to purchase that number of shares determined by dividing the total amount to be withheld by the purchase price described below. Based on the amount of salary withheld and lump sum payments made at the end of the purchase period, shares will be purchased for the account of each participant within five business days of the termination date of such purchase period (the "Purchase Date"). In no event, however, may a participant receive an option for shares, which would cause the participant to own 5% or more of the total combined voting power of all classes of common stock of the Company. The purchase price to be paid by the participants will be the lower of the amount determined under Paragraphs A and B below:


     A. 85% of the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange as of the commencement date of the purchase period; or


     B. 85% of the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange as of the Purchase Date.

     As required by tax law, no participant may receive an option under the Stock Purchase Plan for shares that have a fair market value in excess of $25,000 in one calendar year. No interest is paid by the Company on funds withheld, and such funds are used by the Company for general operating purposes. In general, the shares of Common Stock purchased by a participant may not be sold, transferred or disposed of by the participant other than by will or laws of descent and distribution or to immediate family members or trusts established for their benefit, for a period of 12 months after the purchase date for such shares.

     The Compensation Committee may, from time to time, revise or amend the Stock Purchase Plan as the Compensation Committee may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Code; provided, that no such revision or amendment may, without prior approval of the Company's shareholders, (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, or (ii) to the extent otherwise required to comply with Rule 16b-3 of the Exchange Act or under Section 423 of the Code or other applicable law.


     Under the Stock Purchase Plan, 400,000 shares of the Company's Common Stock are reserved for issuance during the duration of the Stock Purchase Plan.



     The Board of Directors shall equitably adjust the number of shares remaining reserved for issuance, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.


FEDERAL INCOME TAX EFFECTS


     Shares purchased under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A capital gain or capital loss on Common Stock purchased under the Stock Purchase Plan would not be realized until the participant would sell the shares of Common Stock. If a participant disposes of shares two years or more after the date of the beginning of the purchase period when the shares were acquired, and more than one year after the shares are purchased, the participant would recognize as ordinary income the lesser of: (i) the excess of the fair market value of the shares on the date of sale over the price paid or (ii) 15% of the fair market value of the shares at the beginning of the purchase period(s). Additionally, the participant would recognize a long-term capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus any amount taxed as ordinary compensation income). If a participant disposes of shares within two years of the date of the beginning of the purchase period when the shares were acquired, or within one year after the shares are purchased, the participant would recognize ordinary compensation income equal to the excess of the fair market value of the shares on the purchase date(s) over the price paid for the shares. Additionally, the participant would recognize a capital gain or loss (within the meaning of the Code) equal to the difference between the amount realized from the sale of the shares and the basis (the basis would be the purchase price plus the amount taxed as ordinary compensation income). If the participant held the shares for more than one year, the capital gain or loss would be a long-term gain or loss. The Company would not receive an income tax deduction upon either the grant or exercise of the option by the participant, but generally would receive a deduction equal to the ordinary compensation income required to be recognized by the participant as a result of the disposition if the shares are disposed of by the participant within two years of the beginning of the purchase period when the shares were acquired or within one year after the shares are purchased.


     IMPORTANCE OF CONSULTING A TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the acquisition or disposition of Common Stock under the Stock Purchase Plan.


SHARES PURCHASED UNDER THE STOCK PURCHASE PLAN


     The following table sets forth certain information, as of December 31, 1997 regarding shares purchased under the Stock Purchase Plan by the persons and groups indicated:

                                                                AGGREGATE         AGGREGATE          AGGREGATE
                                                                NUMBER OF       PURCHASE PRICE   DOLLAR VALUES AT
NAME OF INDIVIDUAL OR GROUP   POSITION                      SHARES PURCHASED   PAID TO COMPANY   PURCHASE DATES(1)
---------------------------   --------                      ----------------   ----------------- -----------------
Albert H. Nahmad              Chairman of the Board                  --                   --                --
                              and President(2)
Barry S. Logan                Vice President, Finance               709           $   15,000        $   17,647
Manuel J. Perez de la Mesa    Vice President, Operations            817               17,390            21,309
All current Executive
 Officers (2 persons)                                             1,526               32,390            38,956
All current directors
 who are not Executive
 Officers(2)                                                         --                   --                --
All employees, other than
 Executive Officers
 (536 persons)                                                   51,732            1,110,803         1,351,263

----------------
(1) Aggregate Dollar Values at Purchase Dates represents the aggregate market value of the shares acquired on the Purchase Dates in 1997, less the aggregate purchase price paid for such shares under the Stock Purchase Plan. Purchase Dates during 1997 occurred on March 31, June 30, September 30 and December 31.

(2) Not eligible to participate.


     The Compensation Committee believes that shares granted under the Stock Purchase Plan have been and will be awarded to all employees presently meeting the existing eligibility requirements, except no one plan participant may be granted an aggregate number of shares with a fair market value exceeding $25,000 in one calendar year, as determined at the beginning of each purchase period as defined under the Stock Purchase Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.

                                     III.

         RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S PRINCIPAL
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     The firm of Arthur Andersen LLP, independent certified public accountants, has been the Company's auditor since 1985 and has advised the Company that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries.


     The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Arthur Andersen LLP as the Company's principal independent certified public accountants for the year ending December 31, 1998. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1998.



                                OTHER BUSINESS


     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.



                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS


     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1999 Annual Meeting to Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before December 25, 1998.


                                        By Order of the Board of Directors




                                        BARRY S. LOGAN, Secretary


Coconut Grove, Florida
April 24, 1998

                                 WATSCO, INC.
                            PROXY FOR COMMON STOCK
                      1998 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALBERT H. NAHMAD, BARRY S. LOGAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of WATSCO, INC. to be held on Wednesday, June 3, 1998, at 9:00 A.M., Eastern Daylight Time, in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York 10021, and at any and all adjournments thereof, on the following matters:


(1) FOR [ ]  WITHHOLD VOTE [ ]      the election of Robert J. Novello as a
                                    Common Stock Director to serve until the Annual Meeting of Shareholders in 2001 or until his successor is duly elected and qualified;


(2) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify an amendment to the Company's Amended and
                                             Restated 1996 Qualified Employee
                                             Stock Purchase Plan;


(3) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the reappointment of Arthur
                                             Andersen LLP as the Company's
                                             independent certified public
                                             accountants for the year ending
                                             December 31, 1998; and


(4) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.


                               (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.


     The undersigned hereby acknowledges receipt of (i) the Company's 1997 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 24, 1998.


                                                  Date:                  , 1998
                                                       ------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Please sign exactly as your
                                                  name appears hereon. If stock
                                                  is registered in more than
                                                  one name, each holder should
                                                  sign. When signing as an
                                                  attorney, administrator,
                                                  executor, guardian or
                                                  trustee, please add your
                                                  title as such. If executed by
                                                  a corporation or partnership,
                                                  the proxy should be signed in
                                                  full corporate or partnership
                                                  name by a duly authorized
                                                  officer or partner as
                                                  applicable.

                                 WATSCO, INC.
                        PROXY FOR CLASS B COMMON STOCK
                      1998 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ALBERT H. NAHMAD, BARRY S. LOGAN and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of WATSCO, INC. to be held on Wednesday, June 3, 1998, at 9:00 A.M., Eastern Daylight Time, in the Regency Room of the Pierre Hotel, 2 East 61st Street, New York, New York 10021, and at any and all adjournments thereof, on the following matters:


(1) FOR [ ]  WITHHOLD VOTE [ ]      the election of Ronald P. Newman as a Class
                                    B Director to serve until the Annual Meeting of Shareholders in 1999 and David B. Fleeman and Bob Moss as Class B Directors to serve until the Annual Meeting of Shareholders in 2001 or until their successors are duly elected and qualified, except vote withheld from the following nominee _______________
                                    (if any);


(2) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the proposal to ratify an amendment to the Company's Amended
                                             and Restated 1996 Qualified
                                             Employee Stock Purchase Plan;


(3) FOR [ ]  AGAINST [ ]  WITHHOLD VOTE [ ]  the reappointment of Arthur
                                             Andersen LLP as the Company's
                                             independent certified public
                                             accountants for the year ending
                                             December 31, 1998; and


(4) In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.


                               (SEE REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.


     The undersigned hereby acknowledges receipt of (i) the Company's 1997 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated April 24, 1998.


                                                  Date:                  , 1998
                                                       ------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  Please sign exactly as your
                                                  name appears hereon. If stock
                                                  is registered in more than
                                                  one name, each holder should
                                                  sign. When signing as an
                                                  attorney, administrator,
                                                  executor, guardian or
                                                  trustee, please add your
                                                  title as such. If executed by
                                                  a corporation or partnership,
                                                  the proxy should be signed in
                                                  full corporate or partnership
                                                  name by a duly authorized
                                                  officer or partner as
                                                  applicable.